Exhibit 99

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Reports Second Quarter 2025 Financial Results
Company delivers 98th consecutive quarter of topline growth
Second quarter 2025 revenue grew 22% and recurring revenue grew 24% from the second quarter of 2024

MINNEAPOLIS, July 30, 2025 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced financial results for the second quarter ended June 30, 2025.
Financial Highlights
Second Quarter 2025 Financial Highlights
•Revenue was $187.4 million in the second quarter of 2025, compared to $153.6 million in the second quarter of 2024, reflecting 22% growth.
•Recurring revenue grew 24% from the second quarter of 2024.
•Net income was $19.7 million or $0.52 per diluted share, compared to net income of $18.0 million or $0.48 per diluted share in the second quarter of 2024.
•Non-GAAP income per diluted share was $1.00, compared to non-GAAP income per diluted share of $0.80 in the second quarter of 2024.
•Adjusted EBITDA for the second quarter of 2025 increased 27% to $56.1 million compared to the second quarter of 2024.
•Share repurchases in the second quarter of 2025 totaled $20.0 million.

“SPS Commerce is the only full-service EDI solution on the market uniquely positioned to help suppliers effortlessly maintain EDI compliance with retailers’ frequently changing requirements,” said Chad Collins, CEO of SPS Commerce. “Our product portfolio enables a stronger collaboration between trading partners, unlocking greater efficiency, cost savings, and shared success. These are dynamics that we believe position SPS for long-term growth.”

“We delivered strong second-quarter performance, and we remain confident in our full-year 2025 outlook,” said Kim Nelson, CFO of SPS Commerce. “In the long term, we are well positioned to capitalize on the growth opportunities across our large addressable market, while we continue to demonstrate strong operating leverage and the resilience of our business model.”

Guidance
Third Quarter 2025 Guidance
•Revenue is expected to be in the range of $191.7 million to $193.2 million, representing 17% to 18% year-over-year growth.
•Net income per diluted share is expected to be in the range of $0.50 to $0.54, with fully diluted weighted average shares outstanding of 38.5 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.96 to $1.00.
•Adjusted EBITDA is expected to be in the range of $57.9 million to $59.9 million.
•Non-cash, share-based compensation expense is expected to be $16.0 million, depreciation expense is expected to be $5.6 million, and amortization expense is expected to be $9.5 million.

Fiscal Year 2025 Guidance
•Revenue is expected to be in the range of $759.0 million to $763.0 million, representing 19% to 20% growth over 2024.
•Net income per diluted share is expected to be in the range of $2.17 to $2.22, with fully diluted weighted average shares outstanding of 38.3 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $3.99 to $4.04.
•Adjusted EBITDA is expected to be in the range of $230.7 million to $233.7 million, representing 24% to 25% growth over 2024.
•Non-cash, share-based compensation expense is expected to be $60.9 million, depreciation expense is expected to be $21.8 million, and amortization expense is expected to be $37.1 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q2 2025 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service, and accessible experts so our customers can focus on what they do best. Over 50,000 recurring revenue customers in retail, grocery, distribution, supply, manufacturing, and logistics are using SPS as their retail network. SPS has achieved 98 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from investments held and foreign currency impact on cash and investments, investment income, and other adjustments as necessary for a fair presentation. Other adjustments for the three months ended June 30, 2025 included the expense impact from disposals of certain capitalized internally developed software and for the six months ended June 30, 2025 included the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from investments held and foreign currency impact on cash and investments, other adjustments as necessary for a fair presentation, including for the three months ended June 30, 2025 the expense impact from disposals of certain capitalized internally developed software and for the six months ended June 30, 2025 the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period. To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the third quarter and full year of 2025, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)

	June 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$107,603	$241,017
Accounts receivable	72,798	56,214
Allowance for credit losses	(5,286)	(4,179)
Accounts receivable, net	67,512	52,035
Deferred costs	66,809	65,342
Other assets	27,453	23,513
Total current assets	269,377	381,907
Property and equipment, net	40,150	37,547
Operating lease right-of-use assets	7,395	8,192
Goodwill	543,514	399,180
Intangible assets, net	237,105	181,294
Other assets
Deferred costs, non-current	21,095	20,572
Deferred income tax assets	645	505
Other assets, non-current	1,823	2,033
Total assets	$1,121,104	$1,031,230
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,604	$8,577
Accrued compensation	38,708	47,160
Accrued expenses	12,710	12,108
Deferred revenue	79,198	74,256
Operating lease liabilities	5,749	4,583
Total current liabilities	147,969	146,684
Other liabilities
Deferred revenue, non-current	5,477	6,189
Operating lease liabilities, non-current	5,049	7,885
Deferred income tax liabilities	12,533	15,541
Other liabilities, non-current	296	241
Total liabilities	171,324	176,540
Commitments and contingencies
Stockholders' equity
Common stock	40	40
Treasury stock	(122,096)	(99,748)
Additional paid-in capital	693,113	627,982
Retained earnings	378,028	336,099
Accumulated other comprehensive gain (loss)	695	(9,683)
Total stockholders’ equity	949,780	854,690
Total liabilities and stockholders’ equity	$1,121,104	$1,031,230

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$187,400	$153,596	$368,949	$303,172
Cost of revenues	59,826	52,018	116,740	103,505
Gross profit	127,574	101,578	252,209	199,667
Operating expenses
Sales and marketing	43,434	35,691	85,068	72,123
Research and development	17,271	14,366	34,710	30,375
General and administrative	30,890	23,516	61,908	49,423
Amortization of intangible assets	9,509	4,840	18,097	9,178
Total operating expenses	101,104	78,413	199,783	161,099
Income from operations	26,470	23,165	52,426	38,568
Other income, net	773	4,056	2,980	7,188
Income before income taxes	27,243	27,221	55,406	45,756
Income tax expense	7,510	9,189	13,477	9,721
Net income	$19,733	$18,032	$41,929	$36,035

Net income per share
Basic	$0.52	$0.49	$1.10	$0.97
Diluted	$0.52	$0.48	$1.10	$0.96

Weighted average common shares used to compute net income per share
Basic	37,965	37,078	37,978	37,063
Diluted	38,099	37,683	38,132	37,690

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$41,929	$36,035
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(5,914)	(8,172)
Depreciation and amortization of property and equipment	9,948	9,377
Amortization of intangible assets	18,097	9,178
Provision for credit losses	4,111	3,646
Stock-based compensation	28,865	31,512
Other, net	274	(907)
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(13,713)	(11,407)
Deferred costs	(412)	(1,996)
Other assets and liabilities	(2,258)	1,899
Accounts payable	2,082	(1,450)
Accrued compensation	(11,006)	(10,763)
Accrued expenses	(1,833)	1,489
Deferred revenue	3,012	5,965
Operating leases	(876)	(900)
Net cash provided by operating activities	72,306	63,506
Cash flows from investing activities
Purchases of property and equipment	(12,815)	(8,592)
Purchases of investments	—	(78,994)
Maturities of investments	—	105,000
Acquisition of business, net	(142,628)	(29,343)
Net cash used in investing activities	(155,443)	(11,929)
Cash flows from financing activities
Repurchases of common stock	(59,558)	(37,483)
Net proceeds from exercise of options to purchase common stock	2,406	2,314
Net proceeds from employee stock purchase plan activity	5,426	5,219
Net cash used in financing activities	(51,726)	(29,950)
Effect of foreign currency exchange rate changes	1,449	(476)
Net increase (decrease) in cash and cash equivalents	(133,414)	21,151
Cash and cash equivalents at beginning of period	241,017	219,081
Cash and cash equivalents at end of period	$107,603	$240,232

SPS COMMERCE, INC.
NON-GAAP RECONCILIATIONS
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$19,733	$18,032	$41,929	$36,035
Income tax expense	7,510	9,189	13,477	9,721
Depreciation and amortization of property and equipment	4,991	4,683	9,948	9,377
Amortization of intangible assets	9,509	4,840	18,097	9,178
Stock-based compensation expense	14,998	11,494	28,865	31,512
Realized gain from investments held and foreign currency impact on cash and investments	(107)	(1,255)	(473)	(1,559)
Investment income	(688)	(2,794)	(2,537)	(5,673)
Other	106	—	1,119	—
Adjusted EBITDA	$56,052	$44,189	$110,425	$88,591

Adjusted EBITDA Margin
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$187,400	$153,596	$368,949	$303,172

Net income	19,733	18,032	41,929	36,035
Margin	11%	12%	11%	12%

Adjusted EBITDA	56,052	44,189	110,425	88,591
Adjusted EBITDA Margin	30%	29%	30%	29%

Non-GAAP Income per Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$19,733	$18,032	$41,929	$36,035
Stock-based compensation expense	14,998	11,494	28,865	31,512
Amortization of intangible assets	9,509	4,840	18,097	9,178
Realized gain from investments held and foreign currency impact on cash and investments	(107)	(1,255)	(473)	(1,559)
Other	106	—	1,119	—
Income tax effects of adjustments	(6,285)	(3,066)	(13,570)	(12,620)
Non-GAAP income	$37,954	$30,045	$75,967	$62,546

Shares used to compute net income and non-GAAP income per share
Basic	37,965	37,078	37,978	37,063
Diluted	38,099	37,683	38,132	37,690

Net income per share, basic	$0.52	$0.49	$1.10	$0.97
Non-GAAP adjustments to net income per share, basic	0.48	0.32	0.90	0.72
Non-GAAP income per share, basic	$1.00	$0.81	$2.00	$1.69

Net income per share, diluted	$0.52	$0.48	$1.10	$0.96
Non-GAAP adjustments to net income per share, diluted	0.48	0.32	0.89	0.70
Non-GAAP income per share, diluted	$1.00	$0.80	$1.99	$1.66

The annual per share amounts may not cross-sum due to rounding.